Exhibit 99.1

By:	Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington 98104

CONTACTS:	R. Jordan Gates	Bradley S. Powell
	President and Chief Operating Officer	Chief Financial Officer
	(206) 674-3427	(206) 674-3412

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.19

SEATTLE, WASHINGTON – May 7, 2009, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.19 per share, a 19% increase from the $.16 per share semi-annual dividend declared in 2008. The dividend will be payable on June 15, 2009 to shareholders of record as of June 1, 2009.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 181 full-service offices, 68 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.